Exhibit 10.16

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (herein called this “Amendment”) is made as of the 22nd day of November, 1999 by and among Western Gas Resources, Inc. (“Borrower”), and Bank of America, N.A. (“Agent”), and the Lenders under the Loan Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Borrower, Agent, and Lenders have entered into that certain Loan Agreement dated as of April 29, 1999 (as amended, restated, or supplemented to the date hereof, the “Original Agreement”), for the purposes and consideration therein expressed, pursuant to which Lenders made and became obligated to make loans to Borrower as therein provided;

WHEREAS, Borrower, Agent, and Lenders desire to amend the Original Agreement for the purposes described herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

§1.1.                       Defined Terms.               Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment. As used herein, the term “Loan Agreement” means the Original Agreement as amended by this Amendment.

ARTICLE II.

Amendment

§2.1.                       Definitions.                                  The definition of “Funded Debt” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“‘Funded Debt’ means (without duplication) the aggregate of the following Debt of Borrower and its Subsidiaries, after elimination of intercompany items and other Consolidation in accordance with GAAP: (a) Debt (including the Obligations) for borrowed money, regardless of maturity, (b) Debt constituting an obligation to pay the deferred purchase price of property, (c) Debt evidenced by a bond, debenture, note or similar instrument, (d) Debt which is due and payable at the time in question, with respect to letters of credit or reimbursement agreements therefor, and (e) obligations payable under leases whether or not such payments are capitalized in accordance with GAAP, but only the amount thereof which at the time in question exceeds $35,000,000, in the aggregate, excluding obligations arising under oil and gas leases, real estate leases for office space used by Borrower, and leases for vehicles, office equipment and data processing equipment.”

§2.2.                       Debt. Section 6.2(a)(iii) of the Original Agreement is hereby amended to read in its entirety as follows:

“(iii)                         obligations under leases, whether capital leases or operating leases, entered into in the ordinary course of business in arm’s-length transactions at competitive market rates under competitive terms and conditions considering all aspects thereof, provided that the obligations payable over the remaining lives of any such leases do not in the aggregate exceed $50,000,000, and in addition, obligations under oil and gas leases, real estate leases for office space used by Borrower, and leases for vehicles, office equipment and data processing equipment;”

ARTICLE III.

Conditions of Effectiveness

§3.1.                       Effective Date. This Amendment shall become effective as of the date first above written when, and only when, Agent shall have received all of the following:

(a)                                  This Amendment, duly authorized, executed and delivered by Borrower and Majority Lenders, and in form and substance satisfactory to Agent.

(b)                                 A certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness.

(c)                                  Payment of all fees and expenses owing to Agent and Lenders in connection with the Loan Agreement and payment of fees and disbursements of Thompson & Knight L.L.P. relating to this Amendment and the Loan Agreement as provided in the Loan Agreement.

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ARTICLE IV.

Representations and Warranties

§4.1.                       Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

(a)                                  The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof (except as such representations and warranties have been modified by the transactions contemplated herein).

(b)                                 Borrower is duly authorized to execute and deliver this Amendment and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Loan Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment.

(c)                                  The execution and delivery by Borrower of this Amendment, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment.

(d)                                 When duly executed and delivered, this Amendment and the Loan Agreement will be a legal and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

(e)                                  The unaudited Consolidated quarterly financial statements of Borrower dated as of June 30, 1999 fairly present the Consolidated financial position at such date of Borrower and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such date for Borrower. Copies of such financial statements have heretofore been delivered to Agent. Since June 30, 1999, no material adverse change has occurred in the financial condition or business or in the Consolidated financial condition or business of Borrower.

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ARTICLE V.

Miscellaneous

§5.1.                       Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Loan Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement, the Notes, or any other Loan Document.

§5.2.                       Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.

§5.3.                       Loan Documents. This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

§5.4.                       Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

§5.5.                       Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

WESTERN GAS RESOURCES, INC.

By:	/s/ William Krysiak
Name: William Krysiak
Title: VP–Finance

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Tracey S. Barclay
Name: Tracey S. Barclay
Title:

SOCIETE GENERALE SOUTHWEST AGENCY, a Lender

By:	/s/ Paul E. Cornell
Name: Paul E. Cornell
Title: Managing Director

ABN AMRO BANK N.V., a Lender

By:	/s/ Robert J. Cunningham
	Name:	Robert J. Cunningham
	Title:	Group Vice President

By:	/s/ Jamie A. Conn
	Name:	Jamie A. Conn
	Title:	Vice President

BANKBOSTON, N.A., a Lender

By:	/s/ Bryon E. Cail
Name: Bryon E. Cail
Title: Loan Officer

UNION BANK OF CALIFORNIA, N.A., a Lender

By:	/s/ Gary Shekerjian
	Name:	Gary Shekerjian
	Title:	Assistant Vice President

By:	/s/ Damien Melburger
	Name:	Damien Melburger
	Title:	Senior Vice President

BANK ONE, NA, a Lender

By:	/s/ Dixon P. Schultz
Name: Dixon P. Schultz
Title: First Vice President

U.S. BANK NATIONAL ASSOCIATION, a Lender

By:	/s/ Caroline M McClurg
Name: Caroline M McClurg
Title: Vice President

CREDIT LYONNAIS, a Lender

By:	/s/ Philippe Soustra
Name: Philippe Soustra
Title: Senior Vice President

CONSENT AND AGREEMENT

Each of the undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, and (ii) ratifies and confirms its respective Guaranty dated as of April 29, 1999 made by it in favor of Agent for the benefit of each Lender, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

MIGC, INC.
WESTERN GAS RESOURCES TEXAS, INC.
MOUNTAIN GAS RESOURCES, INC.
WESTERN GAS RESOURCES-OKLAHOMA, INC.
LANCE OIL & GAS COMPANY, INC.
PINNACLE GAS TREATING, INC.
WESTERN GAS WYOMING, L.L.C.

By:	/s/ John C. Walter
Name: John C. Walter
Title: Executive Vice President

CONSENT AND AGREEMENT

The undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, and (ii) ratifies and confirms its Guaranty dated as of October 14, 1999 made by it in favor of Agent for the benefit of each Lender, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

MGTC, INC.

By:	/s/ John C. Walter
Name: John C. Walter
Title: Executive Vice President